                            ARTICLES OF INCORPORATION

                                       OF

                         GREAT EASTERN ACQUISITION, INC.


                                    ARTICLE 1

                                      NAME

                  The name of the corporation is:

                         GREAT EASTERN ACQUISITION, INC.

                                    ARTICLE 2

                                  CAPITAL STOCK

                  The aggregate number of shares which the corporation has authority to issue is 1,000. All of the shares consist of one class which is designated "common stock." The par value of each share is $.001.

                  Cumulative voting shall not be allowed in the election of directors. No shareholder shall have any preemptive or preferential right to acquire any shares or other securities of the corporation, including shares or securities held in the treasury of the corporation and securities convertible into or carrying rights to subscribe to or acquire shares or other securities of the corporation.

                                    ARTICLE 3

                     REGISTERED OFFICE AND REGISTERED AGENT

                  The address of the initial registered office of the corporation is 600 Seventeenth Street, Suite 2705-S, Denver, Colorado 80202 and the name of its initial registered agent at such address is Samuel M. Simpson.

                                    ARTICLE 4

                           INITIAL BOARD OF DIRECTORS

                  The number of directors constituting the initial board of directors of the corporation is one. The name and address of the person who is to serve as the director until the first annual meeting of the shareholder or until such person's successor is elected and qualified is Samuel M. Simpson.

                                    ARTICLE 5

                                  INCORPORATOR

                  The name and address of the incorporator is Stephen S. Halasz, 633 Seventeenth Street, Suite 3000, Denver, Colorado 80202. The incorporator is a natural person of the age of 18 years or more.

August 21, 1987

                                             /s/ Steven S, Halasz
                                             -------------------------
                                             Steven S. Halasz,
                                             Incorporator

SS:  Form D-4 (Rev. 1/86)             MAIL TO:              for office use only
Submit in Duplicate           Colorado Secretary of State
Filing Fee:  $22.50              Corporations Office
                               1560 Broadway, Suite 200
This document                    Denver, Colorado 80202
_______                             (303) 866-2361


                                ARTICLE OF AMENDMENT
                                       to the
                              ARTICLES OF INCORPORATION

       Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

       FIRST: The name of the corporation is (note 1) Great Eastern Acquisition, Inc.

       SECOND: The following amendment to the Articles of Incorporation was adopted on September 15, 1987, [19__,] as prescribed by the Colorado Corporation Code, in the manner marked with an X below.

                    Such amendment was adopted by the board of directors where
       ------       no shares have been issued.

         X          Such amendment was adopted by a vote of the shareholders.
       ------       The number of shares voted for the amendment was sufficient for approval.

            Article I is amended to read in its entirety as follows:

                               NAME OF CORPORATION

         The name of the Corporation is Old San Francisco Seltzer, Inc.

       THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

       FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of

                                STATE OF COLORADO

Department of State                    Seal                       CERTIFICATE

              I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

          Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO OLD SAN FRANCISCO SELTZER, INC., FORMERLY KNOWN AS GREAT EASTERN ACQUISITION, INC.

SEAL

                                                 /s/ Natalie Meyer
                                                 ------------------------
                                                       SECRETARY OF STATE

DATED:  OCTOBER 27, 1987